UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2010

SENTRY PETROLEUM LTD.

(Exact name of registrant as specified in charter)

Nevada	20-4475552
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

999 18th Street, Suite 3000, Denver CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 680-7649

N/A

(Former name or former address, if changed since last report)

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 14, 2010 The Department of Mines and Energy in Queensland Australia informed Sentry Petroleum Ltd. that the Company has been awarded Exploration Permit for Coal (EPC) number 1758 pursuant to section 137 of the Mineral Resources Act 1989, for a term of five years.

The Company has work commitments of AUD 250,000 per year for the term of the permit.

Item 9.01 Financial Statements and Exhibits

c) Exhibits

The following exhibits are furnished with this Form 8-K:

99.1 Press Release dated June 18, 2010: SENTRY PETROLEUM LTD. ANNOUNCES AWARD OF LARGE COAL TENAMENT, HIGHLIGHTS COAL SEAM GAS PROSPECTIVITY IN EROMANGA BASIN

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SENTRY PETROLEUM LTD.

Signature	Title	Date

Arne Raabe	Chief Financial Partner	June 18, 2010